Exhibit 10.25

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment (this “Amendment”) to the Credit Agreement dated January 22, 2015 among Patriot National, Inc., a Delaware corporation (“Borrower”), the Lenders (as defined therein) and BMO Harris Bank N.A., as administrative agent (as previously amended, supplemented or otherwise modified, the “Credit Agreement”) is dated as of August 14, 2015.

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Credit Agreement.

2. Amendments to the Credit Agreement. As of the Second Amendment Effective Date (defined below), the Credit Agreement is hereby amended as follows:

(a) In Section 1.1, the following new defined terms shall be inserted in proper alphabetical order:

“Add-On Term Lender” means any Lender that is the holder of an Add-On Term Loan.

“Add-On Term Loan” – see Section 2.1.3.

“Initial Term Loan” – see Section 2.1.3.

“Second Amendment” means the Second Amendment to Credit Agreement dated as of August 13, 2015 among the Borrower, the other Loan Parties, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means the date on which all of the conditions set forth in Section 4 of the Second Amendment have been satisfied.

(b) In Section 1.1, the following definitions are amended in their entirety to read as follows:

“Adjusted EBITDA” is defined as Consolidated Net Income plus, to the extent deducted in determining net income, tax expense (or less any tax benefits), Interest Expense, depreciation and amortization, net realized losses (or less any gains) on investments, loss on exchange of units and warrants, increase (or less any decrease) in the fair value of common stock and warrant redemption liability, non-cash stock compensation, and up to (x) $5,000,000 in any Fiscal Year beginning with Fiscal Year 2016 and (y) $5,000,000 for the period from the Second Amendment Effective Date through the end of Fiscal Year 2015 of non-capitalized fees and expenses related to Permitted Acquisitions that have been completed. For any period in which a Permitted Acquisition of a line of business or entity occurs, Adjusted EBITDA shall be calculated on a pro forma basis as if the acquired line of business or entity had been acquired on the first day of such period. Adjusted EBITDA for the Fiscal Quarter ending September 30, 2014 shall equal $9,737,868.

“Lender” means (a) each Person identified as a “Lender” on the signature pages hereof, (b) each Person that becomes a party hereto pursuant to an Assignment Agreement or a joinder agreement and (c) the respective successors and assigns of the foregoing. References to the “Lenders” and to the “Revolving Lenders” shall include each Issuing Lender and the Swing Line Lender; for purposes of clarification only, to the extent that BMO Harris Bank N.A. (or any other Issuing Lender or successor Swing Line Lender) may have rights or obligations in addition to those of the other Lenders or the other Revolving Lenders, as applicable, due to its status as an Issuing Lender or the Swing Line Lender, its status as such will be specifically referenced.

“Term Percentage” means, as to any Term Lender, the percentage that (a) the outstanding principal amount of such Lender’s Term Loan is of (b) the aggregate outstanding principal amount of all Term Loans. The Term Percentage of each Lender as of the Second Amendment Effective Date is set forth across from such Lender’s name on Schedule 2.1.

(c) Section 2.1.1 is amended in its entirety to read as follows:

2.1.1 Revolving Loans. Each Revolving Lender will make loans in Dollars to the Borrower on a revolving basis (“Revolving Loans”) during the period from the Effective Date to the Revolving Termination Date in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of all Revolving Loans requested by the Borrower from time to time; provided that the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount; provided further that until such time as the Borrower delivers a Compliance Certificate demonstrating that the Total Leverage Ratio is equal to or less than 2.25 to 1.00 and the Borrower’s Adjusted EBITDA for the twelve-month period then ended is at least $70,000,000, the Revolving Outstandings shall not exceed $30,000,000 (for purposes of calculating Adjusted EBITDA in any Compliance Certificate delivered pursuant to this Section 2.1.1, the add-back in the definition of Adjusted EBITDA for non-capitalized fees and expenses related to Permitted Acquisitions shall be excluded).

(d) Section 2.1.2 is amended in its entirety to read as follows:

2.1.2 Letters of Credit. (a) Each Issuing Lender will issue standby letters of credit (each a “Letter of Credit”) in Dollars at the request of and for the account of the Borrower from time to time, subject to Section 2.3, before the date that is 30 days prior to the scheduled Revolving Termination Date, and (b) as more fully set forth in Section 2.3, each Revolving Lender agrees to purchase a participation in each Letter of Credit; provided that (x) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $10,000,000 and (y) the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount; provided further until such time as the Borrower delivers a

Compliance Certificate demonstrating that the Total Leverage Ratio is equal to or less than 2.25 to 1.00 and the Borrower’s Adjusted EBITDA for the twelve-month period then ended is at least $70,000,000, the Revolving Outstandings shall not exceed $30,000,000 (for purposes of calculating Adjusted EBITDA in any Compliance Certificate delivered pursuant to this Section 2.1.2, the add-back in the definition of Adjusted EBITDA for non-capitalized fees and expenses related to Permitted Acquisitions shall be excluded).

(e) Section 2.1.3 is amended in its entirety to read as follows:

2.1.3 Term Loans.

(a) On the Effective Date, each Term Lender made a term loan (each, an “Initial Term Loan”) in Dollars to the Borrower in the amount set forth on Part A of Schedule 2.1.3. The aggregate amount of Initial Term Loans on the Effective Date was $40,000,000.

(b) Prior to the Second Amendment Effective Date, certain Term Lenders made Incremental Term Loans to the Borrower in the amounts set forth on Part B of Schedule 2.1.3 and in an aggregate amount of $20,000,000 (the “Initial Incremental Term Loans” and together with the Initial Term Loans, the “Initial Loans”)

(c) On the Second Amendment Effective Date, each Add-On Term Lender will make a term loan (each, an “Add-On Term Loan”, and together with the Initial Loans and any Incremental Term Loans made pursuant to Section 2.5, the “Term Loans”) in Dollars in the amount set forth on Part C of Schedule 2.1.3. The aggregate amount of all Add-On Term Loans on the Second Amendment Effective Date is $50,000,000.

(c) Term Loans that are repaid may not be reborrowed.

(f) Section 2.4.1

2.4.1. Swing Line Loans. Subject to the terms and conditions of this Agreement, the Swing Line Lender may from time to time, in its discretion, make loans to the Borrower (collectively the “Swing Line Loans” and individually each a “Swing Line Loan”) in accordance with this Section 2.4 in an aggregate amount not at any time exceeding $10,000,000; provided that the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount; provided further that until such time as the Borrower delivers a Compliance Certificate demonstrating that the Total Leverage Ratio is equal to or less than 2.25 to 1.00 and the Borrower’s Adjusted EBITDA for the twelve-month period then ended is at least $70,000,000, the Revolving Outstandings shall not exceed $30,000,000 (for purposes of calculating Adjusted EBITDA in any Compliance Certificate delivered pursuant to this Section 2.4.1, the add-back in the definition of Adjusted EBITDA for non-capitalized fees and expenses related to Permitted Acquisitions shall be excluded). Amounts borrowed under this

Section 2.4 may be borrowed, repaid and (subject to the agreement of the Swing Line Lender) reborrowed until the Revolving Termination Date. Swing Line Loans shall be Base Rate Loans.

(g) Section 2.5(a) is amended in its entirety to read as follows:

(a) If no Unmatured Event of Default or Event of Default exists, the Borrower may, by written notice (substantially in the form of Exhibit I) to the Administrative Agent (which shall promptly advise each Lender) request the making of an additional tranche of term loans (each an “Incremental Term Loan”) by an amount for all such requests, plus the amount of any increases in the Revolving Commitments pursuant to Section 2.6, not to exceed $40,000,000 from and after the Second Amendment Effective Date; provided that any such request shall (x) be in a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000 and (y) set forth the date that the Borrower proposes the Incremental Term Loans be made, the requested amount and the proposed terms of the Incremental Term Loans. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(h) Section 2.5(e) is amended in its entirety to read as follows:

(e) The Incremental Term Loans shall be on the same terms as the Term Loans made prior to such date with an amortization schedule in accordance with Schedule 6.1(b). The supplement to this Agreement referenced in Section 2.5(f) may, without the consent of any Lender that is not an Incremental Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.5, including an amortization schedule that sets forth the amounts of each amortization payment in accordance with Schedule 6.1(b).

(i) Section 2.5(h) is amended in its entirety to read as follows:

(h) The Incremental Term Loans, shall constitute Term Loans under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably with respect to the security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the Uniform Commercial Code (as defined in the Security Agreement) or other Applicable Law relating to the perfection of security interests after giving effect to the establishment of the Incremental Term Loans.

(j) Section 2.6(a) is amended in its entirety to read as follows:

(a) Request for Increase. Provided there exists no Unmatured Event of Default or Event of Default, upon notice (substantially in the form of Exhibit I) to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Revolving Commitments by an amount for all such requests, plus the amount of any Incremental Term Loans, not to exceed $40,000,000 from and after the Second Amendment Effective Date; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000 and (ii) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Lenders).

(k) Section 6.1 is amended in its entirety to read as follows:

6.1 Repayment of Loans. (a) The Initial Loans and the Add-On Term Loans shall be repaid in installments on the dates and in the amounts set forth on Schedule 6.1(a) and the Incremental Term Loans shall be repaid in installments on the dates and in the amounts set forth on Schedule 6.1(b), in each case, with a final installment on the Term Maturity Date in an amount equal to the then unpaid principal balance of such Term Loans. Each such installment shall be applied to repay such Term Loans of the Term Lenders according to their respective Term Percentages.

(l) Section 12.1 is amended by replacing the term “Term Loans” with “Initial Term Loans” in each place where it appears therein.

(m) Schedule 2.1 of the Credit Agreement is replaced with Schedule 2.1 attached hereto.

(n) Schedule 2.1.3 attached hereto is added to the Credit Agreement.

(o) Schedule 6.1 of the Credit Agreement is replaced with Schedules 6.1(a) and 6.1(b) attached hereto.

(p) Schedule 9.14 of the Credit Agreement is replaced with Schedule 9.14 attached hereto.

3. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

(a) Authorization; No Conflict. The execution, delivery and performance by such Loan Party of this Amendment, and the consummation of the transactions contemplated hereby, (i) are within such Loan Party’s limited liability company, limited partnership or corporate powers, as applicable, (ii) have been duly authorized by all necessary limited liability company, limited partnership or corporate action, as applicable, (iii) do not contravene (x) such Loan Party’s organizational documents or (y) any law, regulation or contractual restriction binding on or affecting such Loan Party and (iv) will not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Loan Party or any of its Subsidiaries.

(b) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Loan Party of this Amendment.

(c) Enforceability. This Amendment has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and/or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(d) Representations and Warranties. On the date hereof, each representation and warranty set forth in Section 9 of the Credit Agreement, as amended by this Amendment, is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct as of such date).

(e) No Default. No Event of Default or Unmatured Event of Default exists or will exist after giving effect to this Amendment.

4. Effectiveness. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when the Administrative Agent has received each of the following, in form and substance satisfactory to the Administrative Agent:

(a) counterparts of this Amendment signed by each Loan Party, the Administrative Agent, each Add-On Term Lender and the Required Lenders;

(b) a certificate signed by each Loan Party certifying that the representations and warranties set forth in Sections 3(a) through 3(e) are true and correct;

(c) favorable opinions of Baker & Hostetler LLP, counsel to the Loan Parties, addressed to the Lenders and the Administrative Agent;

(d) evidence that concurrently with the effectiveness of this Amendment, the Borrower will acquire Global HR Research, LLC;

(e) certified copies of all documents evidencing any necessary corporate (or other similar) action, and any material third-party consents and governmental approvals (if any) required for the execution, delivery and performance (including the intended use of the Add-On Term Loans) by each Loan Party of this Amendment;

(f) certified copies of resolutions of the Governing Body of each Loan Party authorizing or ratifying the execution, delivery and performance by such Person of this Amendment;

(g) certified copies of Uniform Commercial Code and other lien search reports dated a date reasonably near to the Second Amendment Effective Date, listing all effective financing statements that name any Loan Party (under its present name and any previous names) as debtor, together with copies of such financing statements;

(h) a pro forma Compliance Certificate giving effect to the Acquisition of Global HR Research, LLC and the Add-On Term Loans;

(i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(j) certification that since December 31, 2014, there has been no event that constitutes or would reasonably be expected to have a Material Adverse Effect;

(k) evidence that all fees and other amounts that are then due and payable pursuant to the Fee Letter dated as of June 29, 2015 between the Borrower and BMO Capital Markets Corp. and pursuant to Section 15.6 of the Credit Agreement shall have been paid;

(l) a joinder agreement with respect to any Add-On Lender that was not a party to the Credit Agreement;

(m) evidence that on the Second Amendment Effective Date, after giving effect to the Add-On Term Loans and the Acquisition described in Section 4(h), the Borrower has a Total Leverage Ratio of less than 3.0 to 1.0; provided that solely for purposes of this Section 4(m), Total Leverage Ratio shall be calculated by including in Total Debt the unused portion of the Revolving Commitment Amount and excluding from Total Debt the amount of any Capitalized Lease Obligations;

(n) the Revolving Oustandings shall not be greater than $30,000,000; and

(o) such other documents as the Administrative Agent or any Lender may reasonably request.

5. Continuing Effectiveness, etc.

(a) Except to the extent expressly set forth herein, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect. Each Loan Party affirms that after giving effect to this Amendment, the Credit Agreement, as modified hereby, and each other Loan Document to which any Loan Party is a party will remain in full force and effect and will continue to constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms except insofar as such enforcement may be limited by Debtor Relief Laws.

(b) Upon the effectiveness hereof, all references to the Credit Agreement set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended hereby.

6. Miscellaneous. The provisions of Sections 1.2, 15.6(a), 15.7, 15.9, 15.10, 15.11, 15.12, 15.16 and 15.17 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PATRIOT NATIONAL, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT SERVICES, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT BENEFITS ADMINISTRATORS, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT CAPTIVE MANAGEMENT, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT CARE, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT CARE HOLDINGS, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT CARE SERVICES, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT CLAIM SERVICES, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT LEGAL SERVICES, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT RECOVERY SERVICES, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

VIKARAN TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

CORPORATE CLAIMS MANAGEMENT, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

FORZA LIEN, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

INSURELINX, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	CEO

PATRIOT RISK SERVICES, INC.

By:	/s/ Christopher L. Pizzo
Name:	Christopher L. Pizzo
Title:	Secretary

PATRIOT CARE MANAGEMENT, INC.

By:	/s/ Christopher L. Pizzo
Name:	Christopher L. Pizzo
Title:	Vice-President, Secretary

PATRIOT UNDERWRITERS, INC.

By:	/s/ Christopher L. Pizzo
Name:	Christopher L. Pizzo
Title:	Secretary

CONTEGO INVESTIGATIVE SERVICES, INC.

By:	/s/ Christopher L. Pizzo
Name:	Christopher L. Pizzo
Title:	Vice-President

TRIGEN INSURANCE SOLUTIONS, INC.

By:	/s/ Christopher L. Pizzo
Name:	Christopher L. Pizzo
Title:	Vice-President, Secretary

TRIGEN HOSPITALITY GROUP, INC.

By:	/s/ Elizabeth M. Hensen
Name:	Elizabeth M. Hensen
Title:	Assistant Secretary

CWIBENEFITS, INC.

By:	/s/ Elizabeth M. Hensen
Name:	Elizabeth M. Hensen
Title:	Assistant Secretary

CONTEGO SERVICES GROUP, LLC

By:	Patriot Services, Inc., its Manager

	By:	/s/ Steven M. Mariano
	Name:	Steven M. Mariano
	Title:	CEO

CONTEGO RECOVERY, LLC

By:	Contego Services Group, LLC, its Manager

	By:	Patriot Services, Inc., its Manager

		By:	/s/ Steven M. Mariano
		Name:	Steven M. Mariano
		Title:	CEO

DECISION UR, LLC

By:	Patriot Technology Solutions, Inc., its Manager

	By:	/s/ Steven M. Mariano
	Name:	Steven M. Mariano
	Title:	CEO

BMO HARRIS BANK N.A., as Administrative Agent and a Lender

By:	/s/ Joan Spiotto Murphy

Name:	Joan Spiotto Murphy

Title:	Director

FIFTH THIRD BANK

By:	/s/ Gary Ladolcetta

Name:	Gary Ladolcetta

Title:	SVP

SUNTRUST BANK

By:	/s/ Paula Mueller

Name:	Paula Mueller

Title:	Director

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Gabriella Cioli

Name:	Gabriella Cioli

Title:	SVP – Corporate Banking

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Andrew C. Haak

Name:	Andrew C. Haak

Title:	Managing Director

SCHEDULE 2.1

LENDERS, COMMITMENTS AND PERCENTAGES

Lender	Term Loan	Term Percentage	Revolving Commitment	Revolving Percentage	Total Percentage
BMO Harris Bank N.A.	$31,725,000.00	29.038901602%	$13,500,000	33.750000000%	30.301507538%
Fifth Third Bank	$29,293,750.00	26.813501144%	$11,000,000	27.500000000%	26.997487437%
SunTrust Bank	$22,590,625.00	20.677917620%	$8,500,000	21.250000000%	20.831239531%
City National Bank of Florida	$10,640,625.00	9.739702517%	$7,000,000	17.500000000%	11.819514238%
The PrivateBank and Trust Company	$15,000,000.00	13.729977117%	—	—	10.050251256%

TOTALS	$109,250,000.00	100.000000000%	$40,000,000	100.000000000%	100.000000000%

SCHEDULE 2.1.3

TERM LOANS

Part A: Initial Term Loans:

Lender	Initial Term Loan
BMO Harris Bank N.A.	$13,500,000
Fifth Third Bank	$11,000,000
SunTrust Bank	$8,500,000
City National Bank of Florida	$7,000,000

TOTALS	$40,000,000

Part B: Initial Incremental Term Loans:

Lender	Incremental Term Loan (May 1, 2015)	Incremental Term Loan (June 30, 2015)
BMO Harris Bank N.A.	$3,375,000	$5,125,000
Fifth Third Bank	$2,750,000	$2,750,000
SunTrust Bank	$2,125,000	$2,125,000
City National Bank of Florida	$1,750,000	$0

TOTALS	$10,000,000	$10,000,000

Part C: Add-On Term Loans:

Lender	Add-On Term Loan
BMO Harris Bank N.A.	$10,000,000
Fifth Third Bank	$13,000,000
SunTrust Bank	$10,000,000
City National Bank of Florida	$2,000,000
The PrivateBank and Trust Company	$15,000,000

TOTALS	$50,000,000

SCHEDULE 6.1(a)

TERM LOAN AMORTIZATION SCHEDULE1

Date	Amount
September 30, 2015	$1,375,000
December 31, 2015	$1,375,000
March 31, 2016	$1,375,000
June 30, 2016	$1,375,000
September 30, 2016	$1,375,000
December 31, 2016	$1,375,000
March 31, 2017	$1,375,000
June 30, 2017	$2,062,500
September 30, 2017	$2,062,500
December 31, 2017	$2,062,500
March 31, 2018	$2,062,500
June 30, 2018	$2,062,500
September 30, 2018	$2,062,500
December 31, 2018	$2,062,500
March 31, 2019	$2,062,500
June 30, 2019	$2,750,000
September 30, 2019	$2,750,000
December 31, 2019	$2,750,000

[1]	With respect to all Term Loans made on or prior to the Second Amendment Effective Date.

SCHEDULE 6.1(b)

INCREMENTAL TERM LOAN AMORTIZATION SCHEDULE

Installment Payment Dates	Percentage of Original Principal Amount of Incremental Term Loans to be Paid
Last day of each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2015 and ending March 31, 2017	5.0% per annum

Last day of each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2017 and ending March 31, 2019	7.5% per annum

Last day of each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2019 and ending December 31, 2019	10.0% per annum

SCHEDULE 9.14

SUBSIDIARIES

	Subsidiary	Jurisdiction	Ownership	Type
1.	Patriot Services, Inc.	Delaware	Patriot National, Inc. owns 100%	Domestic
2.	Contego Services Group, LLC	Delaware	Patriot Services, Inc. owns 97%; Steven M. Mariano owns 3%	Domestic
3.	Contego Recovery, LLC	Delaware	Contego Services Group, LLC is the sole Member	Domestic
4.	Contego Investigative Services, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
5.	Patriot Recovery Services, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
6.	Patriot Legal Services, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
7.	Patriot Technology Solutions, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
8.	Decision UR, LLC	California	Patriot Technology Solutions, Inc. owns 98.8% Kevin Hamm owns 1.2%	Domestic
9.	InsureLinx, Inc.	Florida	Patriot Technology Solutions, Inc. owns 100%	Domestic
10.	Vikaran Technology Solutions, Inc.	Delaware	Patriot Technology Solutions, Inc. owns 100%	Domestic
11.	Patriot Captive Management, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
12.	Patriot Captive Management (Cayman), Ltd.	Cayman Islands	Patriot Captive Management, Inc. owns 100%	Foreign
13.	Patriot Captive Management (Bahamas), Ltd.	Bahamas	Patriot Captive Management, Inc. owns 100%	Foreign
14.	Patriot Risk Services, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
15.	Corporate Claims Management, Inc.	Delaware	Patriot Risk Services, Inc. owns 100%	Domestic
16.	CWIBenefits, Inc.	Delaware	Patriot Risk Services, Inc. owns 100%	Domestic
17.	Patriot Benefits Administrators, Inc.	Delaware	Patriot Risk Services, Inc. owns 100%	Domestic
18.	Patriot Claim Services, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
19.	Patriot Care, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
20.	Patriot Care Holdings, Inc.	Delaware	Patriot Care, Inc. owns 100%	Domestic
21.	Patriot Care Services, Inc.	Delaware	Patriot Care Holdings, Inc. owns 100%	Domestic
22.	Patriot Care Management, Inc.	Delaware	Patriot Care Services, Inc. owns 100%	Domestic
23.	Forza Lien, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
24.	Patriot Underwriters, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
25.	TriGen Insurance Solutions, Inc.	Delaware	Patriot Services, Inc. owns 100%	Domestic
26.	TriGen Hospitality Group, Inc.	Delaware	TriGen Insurance Solutions, Inc. owns 100%	Domestic
27.	PN India Holdings	Mauritius	Patriot Services, Inc. owns 100%	Foreign

1. As of the date of the Initial Public Offering, PennantPark (as defined on Schedule 12.1) and certain of its affiliates (collectively, the “PennantPark Entities”) held warrants to purchase an aggregate of 1,110,555 shares of the Borrower’s common stock at an exercise price of $2.67 per share, of which 626,295 were issued on November 27, 2013, in connection with and as part of the consideration for the initial tranche of the PennantPark Loan Agreement (as defined on Schedule 12.1) (prior to its amendment and restatement), and 484,260 were issued on August 6, 2014, in connection with and as part of the consideration for the additional tranche of the PennantPark Loan Agreement. In connection with the Initial Public Offering, the Pennant Park Entities exercised their warrants in respect of 965,700 shares and as of the date of the

Second Amendment, they hold warrants on 144,855 shares. The warrants expire 10 years after their respective issuance. On the fifth anniversary of the respective issuance date, the PennantPark Entities will have the option to put to the Borrower any warrants then held by them at a purchase price based on a valuation determined by an independent appraiser in accordance with the warrant provisions. The warrants contain customary adjustment provisions, as well as certain anti-dilution provisions with respect to an issuance or sale of the Borrower’s common stock for a consideration less than $2.67 per share.

2. The Borrower has adopted an equity incentive plan and has issued, and may from time to time, issue options pursuant to that plan.